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               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]


                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300  FACSIMILE 650-493-6811
                                 WWW.WSGR.COM




                                                                     EXHIBIT 5.1
                                                                     -----------

                                 July 29, 1999


TIBCO Software Inc.
3165 Porter Drive
Palo Alto, CA 94304

     RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on July 22, 1999 (Registration No. 333-83491), including all amendments thereto through the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 6,750,000 shares of your issued and outstanding Common Stock (the "Shares"). We understand that you have previously issued and sold the Shares to Reuters Nederland B.V. ("Reuters") and that Reuters has sold or will sell the Shares to TIBCO Finance Technology, Inc. as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the issuance and sale of the Shares.

     It is our opinion that, as your legal counsel, the Shares have been legally issued and fully paid and are non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                              Very truly yours,

                              /s/ WILSON SONSINI GOODRICH & ROSATI
                              --------------------------------------
                              Professional Corporation